Exhibit 99.1
Opendoor Announces Fourth Quarter and Full Year 2024 Financial Results
SAN FRANCISCO, California - February 27, 2025 - Opendoor Technologies Inc. (Nasdaq: OPEN), a leading e-commerce platform for residential real estate transactions, today reported financial results for its fourth quarter and year ended December 31, 2024. Opendoor’s fourth quarter and year-end 2024 financial results and management commentary can be accessed through the Company’s shareholder letter on the “Quarterly Reports” page of Opendoor’s investor relations website at https://investor.opendoor.com/financials-filings/quarterly-reports.
"In 2024, we took decisive actions to streamline operations and optimize our cost structure to better position the Company to navigate the persistent housing market headwinds and drive toward our longer-term profitability target. As a result, we significantly reduced Adjusted Net Losses in the fourth quarter and for the year while delivering year-over-year revenue growth and improvements to Contribution Profit and Adjusted EBITDA," said Carrie Wheeler, CEO of Opendoor.

Wheeler continued, "We enter 2025 as a leaner, more efficient business, focused on reaching sustained profitability in the coming years as we further monetize our seller funnel and build a company that can thrive despite real estate headwinds. As the largest digital platform for home sellers, we remain committed to strengthening our position as the simplest, most certain way to sell a home."
Full Year 2024 Key Highlights
•Revenue of $5.2 billion, down (26)% versus 2023; with 13,593 total homes sold, down (27)% versus 2023
•Gross profit of $433 million, versus $487 million in 2023; Gross Margin of 8.4% versus 7.0% in 2023
•Net loss of $(392) million, versus $(275) million in 2023
•Purchased 14,684 homes, versus 11,246 homes in 2023
Non-GAAP Key Highlights*
•Contribution Profit (Loss) of $242 million, versus $(258) million in 2023; Contribution Margin of 4.7%, versus (3.7)% in 2023
•Adjusted EBITDA of $(142) million, versus $(627) million in 2023; Adjusted EBITDA Margin of (2.8)%, versus (9.0)% in 2023
•Adjusted Net Loss of $(258) million, versus $(778) million in 2023
*See “—Use of Non-GAAP Financial Measures” below for further details and a reconciliation of such non-GAAP measures to their nearest comparable GAAP measures.
Fourth Quarter 2024 Key Highlights
•Revenue of $1.1 billion, up 25% versus 4Q23 and down (21)% versus 3Q24; with 2,822 total homes sold, up 19% versus 4Q23 and down (22)% versus 3Q24
•Gross profit of $85 million, versus $72 million in 4Q23 and $105 million in 3Q24; Gross Margin of 7.8%, versus 8.3% in 4Q23 and 7.6% in 3Q24
•Net loss of $(113) million, versus $(91) million in 4Q23 and $(78) million in 3Q24

•Inventory balance of $2.2 billion, representing 6,417 homes, up 22% versus 4Q23 and up 1% versus 3Q24
•Purchased 2,951 homes, down (20)% versus 4Q23 and down (16)% versus 3Q24
•Ended the quarter with 1,705 homes under contract for purchase, down (19)% versus 4Q23 and up 69% versus 3Q24
Non-GAAP Key Highlights*
•Contribution Profit of $38 million, versus $30 million in 4Q23 and $52 million in 3Q24; Contribution Margin of 3.5%, versus 3.4% in 4Q23 and 3.8% in 3Q24
•Adjusted EBITDA of $(49) million, versus $(69) million in 4Q23 and $(38) million in 3Q24; Adjusted EBITDA Margin of (4.5)%, versus (7.9)% in 4Q23 and (2.8)% in 3Q24
•Adjusted Net Loss of $(77) million, versus $(97) million in 4Q23 and $(70) million in 3Q24
*See “—Use of Non-GAAP Financial Measures” below for further details and a reconciliation of such non-GAAP measures to their nearest comparable GAAP measures.
First Quarter 2025 Financial Outlook
•1Q25 revenue guidance of $1.0 billion to $1.075 billion
•1Q25 Contribution Profit1 guidance of $40 million to $50 million
•1Q25 Adjusted EBITDA1 guidance of $(50) million to $(40) million
Conference Call and Webcast Details
Opendoor will host a conference call to discuss its financial results on February 27, 2025, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Opendoor’s Investor Relations website at https://investor.opendoor.com. An archived version of the webcast will be available from the same website after the call.
About Opendoor
Opendoor is a leading e-commerce platform for residential real estate transactions whose mission is to power life’s progress, one move at a time. Since 2014, Opendoor has provided people across the U.S. with a simple and certain way to sell and buy a home. Opendoor is a team of problem solvers, innovators, and operators who are leading the future of real estate. Opendoor currently operates in markets nationwide.
For more information, please visit www.opendoor.com
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding the current and future health and stability of the real estate housing market and
1 Opendoor has not provided a quantitative reconciliation of forecasted Contribution Profit (Loss) to forecasted GAAP gross profit (loss) nor a reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, inventory valuation adjustment and equity securities fair value adjustment. These items, which could materially affect the computation of forward-looking GAAP gross profit (loss) and net income (loss), are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Use of Non-GAAP Financial Measures” following the financial tables below.

general economy; anticipated future results of operations and financial performance, including our first quarter and full-year 2025 financial outlook; our ability to operate efficiently, optimize our cost structure, and drive sustained profitability in a challenging housing and macroeconomic market; our ability to realize cost savings as a result of certain streamlining initiatives; our product offerings and ability to monetize our seller funnel; the future health and status of our financial condition; our ability to strengthen our competitive position as the simplest, most certain way to sell a home; and our business strategy and plans, including plans to continue to invest in and enhance our products. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strategy”, “strive”, “target”, “vision”, “will”, or “would”, any negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. The factors that could cause or contribute to actual future events to differ materially from the forward-looking statements in this press release include but are not limited to: the current and future health and stability of the economy, financial conditions and residential housing market, including any extended downturns or slowdowns; changes in general economic and financial conditions (including federal monetary policy, the imposition of tariffs and price or exchange controls, interest rates, inflation, actual or anticipated recession, home price fluctuations, and housing inventory), as well as the probability of such changes occurring, that may impact demand for our products and services, lower our profitability or reduce our access to future financings; actual or anticipated fluctuations in our financial condition and results of operations; changes in projected operational and financial results; our real estate assets and increased competition in the U.S. residential real estate industry; our ability to operate and grow our core business products, including the ability to obtain sufficient financing and resell purchased homes; investment of resources to pursue strategies and develop new products and services that may not prove effective or that are not attractive to customers and/or partners or that do not allow us to compete successfully; our ability to acquire and resell homes profitably; our ability to grow market share in our existing markets or any new markets we may enter; our ability to manage our growth effectively; our ability to expeditiously sell and appropriately price our inventory; our ability to access sources of capital, including debt financing and securitization funding to finance our real estate inventories and other sources of capital to finance operations and growth; our ability to maintain and enhance our products and brand, and to attract customers; our ability to manage, develop and refine our digital platform, including our automated pricing and valuation technology; our ability to realize expected benefits from our restructuring and cost reduction efforts; our ability to comply with multiple listing service rules and requirements to access and use listing data, and to maintain or establish relationships with listings and data providers; our ability to obtain or maintain licenses and permits to support our current and future business operations; acquisitions, strategic partnerships, joint ventures, capital-raising activities or other corporate transactions or commitments by us or our competitors; actual or anticipated changes in technology, products, markets or services by us or our competitors; our ability to protect our brand and intellectual property; our success in retaining or recruiting, or changes required in, our officers, key employees and/or directors; the impact of the regulatory environment and potential regulatory instability associated with the new U.S. presidential administration within our industry and complexities with compliance related to such environment; any future impact of pandemics, epidemics, or other public health crises on our ability to operate, demand for our products and services, or general economic conditions; changes in laws or government regulation affecting our business; and the impact of pending or future litigation or regulatory actions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on or about February 27, 2025, as updated by our periodic reports and other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
Contact Information

Investors:
investors@opendoor.com

Media:
press@opendoor.com

OPENDOOR TECHNOLOGIES INC.
FINANCIAL HIGHLIGHTS AND OPERATING METRICS
(In millions, except percentages, homes sold, number of markets, homes purchased, and homes in inventory)
(Unaudited)

	Three Months Ended					Year Ended December 31,
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	2024	2023
Revenue	$1,084	$1,377	$1,511	$1,181	$870	$5,153	$6,946
Gross profit	$85	$105	$129	$114	$72	$433	$487
Gross Margin	7.8%	7.6%	8.5%	9.7%	8.3%	8.4%	7.0%
Net loss	$(113)	$(78)	$(92)	$(109)	$(91)	$(392)	$(275)
Number of markets (at period end)	50	50	50	50	50	50	50
Homes sold	2,822	3,615	4,078	3,078	2,364	13,593	18,708
Homes purchased	2,951	3,504	4,771	3,458	3,683	14,684	11,246
Homes in inventory (at period end)	6,417	6,288	6,399	5,706	5,326	6,417	5,326
Inventory (at period end)	$2,159	$2,145	$2,234	$1,881	$1,775	$2,159	$1,775
Percentage of homes “on the market” for greater than 120 days (at period end)	46%	23%	14%	15%	18%	46%	18%
Non-GAAP Financial Highlights (1)
Contribution Profit (Loss)	$38	$52	$95	$57	$30	$242	$(258)
Contribution Margin	3.5%	3.8%	6.3%	4.8%	3.4%	4.7%	(3.7)%
Adjusted EBITDA	$(49)	$(38)	$(5)	$(50)	$(69)	$(142)	$(627)
Adjusted EBITDA Margin	(4.5)%	(2.8)%	(0.3)%	(4.2)%	(7.9)%	(2.8)%	(9.0)%
Adjusted Net Loss	$(77)	$(70)	$(31)	$(80)	$(97)	$(258)	$(778)
(1)    See “—Use of Non-GAAP Financial Measures” for further details and a reconciliation of such non-GAAP measures to their nearest comparable GAAP measures.

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share amounts which are presented in thousands, and per share amounts)
(Unaudited)

	Three Months Ended			Year Ended December 31,
	December 31, 2024	September 30, 2024	December 31, 2023	2024	2023
REVENUE	$1,084	$1,377	$870	$5,153	$6,946
COST OF REVENUE	999	1,272	798	4,720	6,459
GROSS PROFIT	85	105	72	433	487
OPERATING EXPENSES:
Sales, marketing and operations	88	96	89	413	486
General and administrative	41	46	48	182	206
Technology and development	33	30	46	141	167
Restructuring	17	—	4	17	14
Total operating expenses	179	172	187	753	873
LOSS FROM OPERATIONS	(94)	(67)	(115)	(320)	(386)
(LOSS) GAIN ON EXTINGUISHMENT OF DEBT	(1)	—	34	(2)	216
INTEREST EXPENSE	(32)	(34)	(37)	(133)	(211)
OTHER INCOME – Net	14	23	27	64	107
LOSS BEFORE INCOME TAXES	(113)	(78)	(91)	(391)	(274)
INCOME TAX EXPENSE	—	—	—	(1)	(1)
NET LOSS	$(113)	$(78)	$(91)	$(392)	$(275)
Net loss per share attributable to common shareholders:
Basic	$(0.16)	$(0.11)	$(0.14)	$(0.56)	$(0.42)
Diluted	$(0.16)	$(0.11)	$(0.14)	$(0.56)	$(0.42)
Weighted-average shares outstanding:
Basic	716,317	705,359	672,662	699,457	657,111
Diluted	716,317	705,359	672,662	699,457	657,111

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	December 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$671	$999
Restricted cash	92	541
Marketable securities	8	69
Escrow receivable	6	9
Real estate inventory, net	2,159	1,775
Other current assets	61	52
Total current assets	2,997	3,445
PROPERTY AND EQUIPMENT – Net	48	66
RIGHT OF USE ASSETS	18	25
GOODWILL	3	4
INTANGIBLES – Net	—	5
OTHER ASSETS	60	22
TOTAL ASSETS	$3,126	$3,567
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued liabilities	$92	$64
Non-recourse asset-backed debt – current portion	432	—
Interest payable	3	1
Lease liabilities – current portion	2	5
Total current liabilities	529	70
NON-RECOURSE ASSET-BACKED DEBT – Net of current portion	1,492	2,134
CONVERTIBLE SENIOR NOTES	378	376
LEASE LIABILITIES – Net of current portion	13	19
OTHER LIABILITIES	1	1
Total liabilities	2,413	2,600
SHAREHOLDERS’ EQUITY:
Common stock, $0.0001 par value; 3,000,000,000 shares authorized; 719,990,121 and 677,636,163 shares issued, respectively; 719,990,121 and 677,636,163 shares outstanding, respectively	—	—
Additional paid-in capital	4,438	4,301
Accumulated deficit	(3,725)	(3,333)
Accumulated other comprehensive loss	—	(1)
Total shareholders’ equity	713	967
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,126	$3,567

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Year Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(392)	$(275)
Adjustments to reconcile net loss to cash, cash equivalents, and restricted cash (used in) provided by operating activities:
Depreciation and amortization	48	65
Amortization of right of use asset	5	7
Stock-based compensation	114	126
Inventory valuation adjustment	57	65
Change in fair value of equity securities	7	1
Other	7	13
Proceeds from sale and principal collections of mortgage loans held for sale	—	1
Loss (gain) on early extinguishment of debt	2	(216)
Gain on deconsolidation, net	(14)	—
Changes in operating assets and liabilities:
Escrow receivable	3	21
Real estate inventory	(449)	2,613
Other assets	(10)	(19)
Accounts payable and other accrued liabilities	31	(38)
Interest payable	2	(10)
Lease liabilities	(6)	(10)
Net cash (used in) provided by operating activities	(595)	2,344
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(25)	(37)
Proceeds from sales, maturities, redemptions and paydowns of marketable securities	55	80
Proceeds from sale of non-marketable equity securities	—	1
Cash impact of deconsolidation of subsidiaries	(2)	—
Net cash provided by investing activities	28	44
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of convertible senior notes	—	(362)
Settlement of capped calls related to convertible senior notes	2	—
Proceeds from exercise of stock options	—	3
Proceeds from issuance of common stock for ESPP	5	2
Proceeds from non-recourse asset-backed debt	498	238
Principal payments on non-recourse asset-backed debt	(715)	(2,515)
Payment of loan origination fees and debt issuance costs	—	(1)
Payment for early extinguishment of debt	—	(4)
Net cash used in financing activities	(210)	(2,639)
NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(777)	(251)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – Beginning of period	1,540	1,791
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of period	$763	$1,540
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION – Cash paid during the period for interest	$121	$203
DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Stock-based compensation expense capitalized for internally developed software	$15	$23
Investment in non-marketable equity securities due to deconsolidation	$39	$—
RECONCILIATION TO CONDENSED CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	$671	$999
Restricted cash	92	541
Cash, cash equivalents, and restricted cash	$763	$1,540

Use of Non-GAAP Financial Measures
To provide investors with additional information regarding the Company’s financial results, this press release includes references to certain non-GAAP financial measures that are used by management. The Company believes these non-GAAP financial measures including Adjusted Gross Profit, Contribution Profit (Loss), Adjusted Net Loss, Adjusted EBITDA, and any such non-GAAP financial measures expressed as a Margin, are useful to investors as supplemental operational measurements to evaluate the Company’s financial performance.
The non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly-titled measures reported by other companies. Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s recurring operating results.
Adjusted Gross Profit and Contribution Profit (Loss)
To provide investors with additional information regarding our margins and return on inventory acquired, we have included Adjusted Gross Profit and Contribution Profit (Loss), which are non-GAAP financial measures. We believe that Adjusted Gross Profit and Contribution Profit (Loss) are useful financial measures for investors as they are supplemental measures used by management in evaluating unit level economics and our operating performance. Each of these measures is intended to present the economics related to homes sold during a given period. We do so by including revenue generated from homes sold (and adjacent services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period. Contribution Profit (Loss) provides investors a measure to assess Opendoor’s ability to generate returns on homes sold during a reporting period after considering home purchase costs, renovation and repair costs, holding costs and selling costs.
Adjusted Gross Profit and Contribution Profit (Loss) are supplemental measures of our operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.
Adjusted Gross Profit / Margin
We calculate Adjusted Gross Profit as gross profit under GAAP adjusted for (1) inventory valuation adjustment in the current period, and (2) inventory valuation adjustment in prior periods. Inventory valuation adjustment in the current period is calculated by adding back the inventory valuation adjustments recorded during the period on homes that remain in inventory at period end. Inventory valuation adjustment in prior periods is calculated by subtracting the inventory valuation adjustments recorded in prior periods on homes sold in the current period. Adjusted Gross Margin is Adjusted Gross Profit as a percentage of revenue.
We view this metric as an important measure of business performance as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess home pricing, service fees and renovation performance for a specific resale cohort.
Contribution Profit (Loss) / Margin
We calculate Contribution Profit (Loss) as Adjusted Gross Profit, minus certain costs incurred on homes sold during the current period including: (1) holding costs incurred in the current period, (2) holding costs incurred in prior periods, and (3) direct selling costs. Contribution Margin is Contribution Profit (Loss) as a percentage of revenue.
We view this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit (Loss) helps management assess inflows and outflows directly associated with a specific resale cohort.

OPENDOOR TECHNOLOGIES INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except percentages, and homes sold)
(Unaudited)

The following table presents a reconciliation of our Adjusted Gross Profit and Contribution Profit (Loss) to our gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended					Year Ended December 31,
(in millions, except percentages and homes sold, or as noted)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	2024	2023
Revenue (GAAP)	$1,084	$1,377	$1,511	$1,181	$870	$5,153	$6,946
Gross profit (GAAP)	$85	$105	$129	$114	$72	$433	$487
Gross Margin	7.8%	7.6%	8.5%	9.7%	8.3%	8.4%	7.0%
Adjustments:
Inventory valuation adjustment – Current Period(1)(2)	6	10	34	7	11	25	23
Inventory valuation adjustment – Prior Periods(1)(3)	(16)	(16)	(9)	(17)	(17)	(26)	(455)
Adjusted Gross Profit	$75	$99	$154	$104	$66	$432	$55
Adjusted Gross Margin	6.9%	7.2%	10.2%	8.8%	7.6%	8.4%	0.8%
Adjustments:
Direct selling costs(4)	(23)	(32)	(43)	(34)	(26)	(132)	(197)
Holding costs on sales – Current Period(5)(6)	(4)	(6)	(5)	(5)	(3)	(44)	(50)
Holding costs on sales – Prior Periods(5)(7)	(10)	(9)	(11)	(8)	(7)	(14)	(66)
Contribution Profit (Loss)	$38	$52	$95	$57	$30	$242	$(258)
Homes sold in period	2,822	3,615	4,078	3,078	2,364	13,593	18,708
Contribution Profit (Loss) per Home Sold (in thousands)	$13	$14	$23	$19	$13	$18	$(14)
Contribution Margin	3.5%	3.8%	6.3%	4.8%	3.4%	4.7%	(3.7)%
________________
(1)Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.
(2)Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(3)Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(4)Represents selling costs incurred related to homes sold in the relevant period. This primarily includes broker commissions, external title and escrow-related fees and transfer taxes, and are included in Sales, marketing and operations.
(5)Holding costs include mainly property taxes, insurance, utilities, homeowners association dues, cleaning and maintenance costs. Holding costs are included in Sales, marketing, and operations on the Condensed Consolidated Statements of Operations.
(6)Represents holding costs incurred in the period presented on homes sold in the period presented.
(7)Represents holding costs incurred in prior periods on homes sold in the period presented.

Adjusted Net Loss and Adjusted EBITDA
We also present Adjusted Net Loss and Adjusted EBITDA, which are non-GAAP financial measures that management uses to assess our underlying financial performance. These measures are also commonly used by investors and analysts to compare the underlying performance of companies in our industry. We believe these measures provide investors with meaningful period over period comparisons of our underlying performance, adjusted for certain charges that are non-cash, not directly related to our revenue-generating operations, not aligned to related revenue, or not reflective of ongoing operating results that vary in frequency and amount.
Adjusted Net Loss and Adjusted EBITDA are supplemental measures of our operating performance and have important limitations. For example, these measures exclude the impact of certain costs required to be recorded under GAAP. These measures also include inventory valuation adjustments that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, inventory valuation adjustments required to be recorded under GAAP in the same period. These measures could differ substantially from similarly titled measures presented by other companies in our industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is net loss.
Adjusted Net Loss
We calculate Adjusted Net Loss as GAAP net loss adjusted to exclude non-cash expenses of stock-based compensation, equity securities fair value adjustment, and intangibles amortization expense. It excludes expenses that are not directly related to our revenue-generating operations such as restructuring and legal contingency accruals. It excludes loss (gain) on extinguishment of debt as these expenses or gains were incurred as a result of decisions made by management to repay portions of our outstanding credit facilities and the 0.25% convertible senior notes due in 2026 (the "2026 Notes") early; these expenses are not reflective of ongoing operating results and vary in frequency and amount. Adjusted Net Loss also aligns the timing of inventory valuation adjustments recorded under GAAP to the period in which the related revenue is recorded in order to improve the comparability of this measure to our non-GAAP financial measures of unit economics, as described above. Our calculation of Adjusted Net Loss does not currently include the tax effects of the non-GAAP adjustments because our taxes and such tax effects have not been material to date.
Adjusted EBITDA / Margin
We calculated Adjusted EBITDA as Adjusted Net Loss adjusted for depreciation and amortization, property financing and other interest expense, interest income, and income tax expense. Adjusted EBITDA is a supplemental performance measure that our management uses to assess our operating performance and the operating leverage in our business. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.

The following table presents a reconciliation of our Adjusted Net Loss and Adjusted EBITDA to our net loss, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended					Year Ended December 31,
(in millions, except percentages)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	2024	2023
Revenue (GAAP)	$1,084	$1,377	$1,511	$1,181	$870	$5,153	$6,946
Net loss (GAAP)	$(113)	$(78)	$(92)	$(109)	$(91)	$(392)	$(275)
Adjustments:
Stock-based compensation	23	25	33	33	32	114	126
Equity securities fair value adjustment(1)	—	3	2	2	(3)	7	1
Intangibles amortization expense(2)	—	1	1	2	2	4	7
Inventory valuation adjustment – Current Period(3)(4)	6	10	34	7	11	25	23
Inventory valuation adjustment — Prior Periods(3)(5)	(16)	(16)	(9)	(17)	(17)	(26)	(455)
Restructuring(6)	17	—	—	—	4	17	14
Loss (gain) on extinguishment of debt	1	—	1	—	(34)	2	(216)
Legal contingency accrual and related expenses	5	—	—	—	—	5	—
Other(7)	—	(15)	(1)	2	(1)	(14)	(3)
Adjusted Net Loss	$(77)	$(70)	$(31)	$(80)	$(97)	$(258)	$(778)
Adjustments:
Depreciation and amortization, excluding amortization of intangibles	7	10	7	11	15	35	45
Property financing(8)	28	30	26	32	32	116	174
Other interest expense(9)	4	4	4	5	5	17	37
Interest income(10)	(11)	(12)	(12)	(18)	(24)	(53)	(106)
Income tax expense	—	—	1	—	—	1	1
Adjusted EBITDA	$(49)	$(38)	$(5)	$(50)	$(69)	$(142)	$(627)
Adjusted EBITDA Margin	(4.5)%	(2.8)%	(0.3)%	(4.2)%	(7.9)%	(2.8)%	(9.0)%
________________
(1)Represents the gains and losses on certain financial instruments, which are marked to fair value at the end of each period.
(2)Represents amortization of acquisition-related intangible assets. The acquired intangible assets had useful lives ranging from 1 to 5 years and amortization was expected until the intangible assets were fully amortized in 2024.
(3)Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.
(4)Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(5)Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(6)Restructuring costs consist primarily of severance and employee termination benefits and bonuses incurred in connection with the elimination of employees’ roles. Additionally, these costs include expenses related to the termination of certain non-cancelable leases and consulting fees incurred during the restructuring process.
(7)Includes primarily gain on deconsolidation, net, sublease income, impairment of internally developed software projects related to restructuring, and income from equity method investments.
(8)Includes interest expense on our non-recourse asset-backed debt facilities.
(9)Includes amortization of debt issuance costs and loan origination fees, commitment fees, unused fees, other interest related costs on our asset-backed debt facilities, and interest expense related to the 2026 Notes outstanding.

(10)Consists mainly of interest earned on cash, cash equivalents, restricted cash and marketable securities.